Exhibit 23.2

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 Amendment No. 1 of American BriVision (Holding) Corporation of our report dated March 1, 2018 relating to the consolidated financial statements of American BriVision (Holding) Corporation and its subsidiaries, our report dated April 30, 2018 relating to the consolidated financial statements of BioLite Holding, Inc. and its subsidiaries, and our report dated April 27, 2018 relating to the financial statements of Biokey, Inc., which appear in such Registration Statement. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ KCCW Accountancy Corp.
Diamond Bar, California
February 13, 2019

KCCW Accountancy Corp. 3333 S. Brea Canyon Rd. #206, Diamond Bar, CA 91765 USA

Tel: +1 909 348 7228 • Fax: +1 909 895 4155 • info@kccwcpa.com